UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 22, 2025
Date of Report (date of earliest event reported)

Brilliant Earth Group, Inc.
(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-40836 (Commission File Number)	87-1015499 (I. R. S. Employer Identification No.)
300 Grant Avenue, Third Floor, San Francisco, CA 12449 (Address of principal executive offices)
(800) 691-0952 (Registrant’s telephone number, including area code)
N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A common stock, par value $0.0001 per share	BRLT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

On December 22, 2025, Brilliant Earth Group, Inc. (the “Company”) filed (i) a certificate of conversion with the Secretary of State of the State of Delaware and (ii) articles of conversion with the Secretary of State of the State of Nevada, pursuant to which the reincorporation of the Company from the State of Delaware to the State of Nevada (the “Reincorporation”) became effective on December 22, 2025, at 4:01  p.m. Eastern Time (the “Effective Time”).  At the Effective Time:

•	the Company’s state of incorporation changed from the State of Delaware to the State of Nevada; and
•
the affairs of the Company ceased to be governed by the laws of the State of Delaware, the Company’s existing amended and restated certificate of incorporation and the Company’s amended and restated bylaws, and instead became governed by the laws of the State of Nevada, the articles of incorporation filed with the Secretary of State of the State of Nevada (the “Nevada Charter”) and the bylaws approved by the Company’s board of directors (the “Nevada Bylaws”).

The Reincorporation did not result in any change in the business, jobs, management, properties, location of any of the Company’s offices or facilities, number of employees, obligations, assets, liabilities, or net worth (other than as a result of the costs related to the Reincorporation).  The Reincorporation did not adversely affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under those material contractual arrangements continue to be the rights and obligations of the Company after the Reincorporation.

At the Effective Time, (i) each outstanding share of Class A common stock, par value $0.0001 per share, of the Delaware corporation (the “Delaware Corporation Class A Common Stock”) automatically converted into one outstanding share of Class A common stock, par value $0.0001 per share, of the Nevada corporation (the “Nevada Corporation Class A Common Stock”), (ii) each outstanding share of Class B common stock, par value $0.0001 per share, of the Delaware corporation automatically converted into one outstanding share of Class B common stock, par value $0.0001 per share, of the Nevada corporation, (iii) each outstanding share of Class C common stock, par value $0.0001 per share, of the Delaware corporation automatically converted into one outstanding share of Class C common stock, par value $0.0001 per share, of the Nevada corporation, and (iv) each outstanding share of Class D common stock, par value $0.0001 per share, of the Delaware corporation automatically converted into one outstanding share of Class D common stock, par value $0.0001 per share, of the Nevada corporation.  Stockholders of the Company do not have to exchange their existing stock certificates for new stock certificates.  The Company’s equity incentive plans were assumed by the Nevada corporation, and each outstanding restricted stock unit award, option or right to acquire shares of Delaware Corporation Class A Common Stock continued in existence and automatically became a restricted stock unit award, option or right to acquire an equal number of shares of Nevada Corporation Class A Common Stock under the same terms and conditions (with no adjustments, in the case of options, to the per-share exercise price of the award).  The shares of the Nevada Corporation Class A Common Stock continue to be traded on the Nasdaq Global Market under the symbol “BRLT”.

Certain rights of the Company’s stockholders were changed as a result of the Reincorporation.  A more detailed description of the Plan of Conversion, Nevada Charter, Nevada Bylaws and the effects of the Reincorporation is set forth in the Information Statement filed by the Company with the Securities and Exchange Commission on November 10, 2025.  Copies of the Plan of Conversion, Nevada Charter and Nevada Bylaws are filed as Exhibits 2.1, 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth under Item 3.03 is incorporated by reference into this Item 5.03.

Item 8.01.	Other Events

A legal opinion of Greenberg Traurig, LLP is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference into the Company’s Registration Statements on Form S-8 (File Nos. 333-259736, 333-266807, 333-270725, 333-278351 and 333-285801), filed with the Securities and Exchange Commission on September 23, 2021, August 12, 2022, March 21, 2023, March 28, 2024 and March 13, 2025, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Plan of Conversion
3.1	Articles of Incorporation of Brilliant Earth Group, Inc.
3.2	Bylaws of Brilliant Earth Group, Inc.
5.1	Opinion of Greenberg Traurig, LLP
104	Cover Page Interactive Data File, formatted in inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRILLIANT EARTH GROUP, INC.
Date:	December 22, 2025	By:	/s/ Alex Grab
Alex Grab
General Counsel & Corporate Secretary